Exhibit 99.1

Insulet Reports Preliminary Second Quarter 2015 Revenue Results

Company Anticipates Second Quarter Revenue of $75.6 Million, Exceeding Expectations

Company Reaffirms Full Year 2015 Revenue Guidance of $305 to $320 million

Company Postpones Release of Full Second Quarter 2015 Results

BILLERICA, MA - July 29, 2015 - Insulet Corporation (NASDAQ: PODD), the leader in tubeless insulin pump technology with its OmniPod® Insulin Management System, today announced preliminary revenue results for the three months ended June 30, 2015. The Company also announced that it will postpone the full release of its second quarter financial results and conference call from Thursday, July 30, as originally scheduled.

Preliminary Second Quarter Revenue Highlights:

•	Preliminary second quarter revenue results:

◦	Total revenue of $75.6 million exceeded the Company’s guidance of $67 to $70 million.

◦	U.S. OmniPod revenue of $44.7 million, with approximately 20% year-over-year growth in U.S. OmniPod new patient starts.

◦	International OmniPod revenue of $7.7 million.

◦	Drug Delivery revenue of $7.5 million.

◦	Neighborhood Diabetes revenue of $15.7 million.

"Our preliminary second quarter revenue results, which are ahead of our expectations, demonstrate the successful execution of our key initiatives and the positive impact of the new leadership team's increased focus and sense of urgency," said Patrick Sullivan, President and Chief Executive Officer. "We are energized by the progress we are making and are excited about the opportunities ahead as we drive further adoption of OmniPod in the U.S. and international markets, as well as the strong performance within our Drug Delivery product line. We are confident that we are well-positioned to continue our momentum and deliver even stronger top-line growth in the second half of the year."

Reporting of Full Second Quarter 2015 Financial Results and 2015 Revenue Guidance:

Insulet's second quarter 2015 financial results are preliminary and subject to adjustment as the Company completes a review it initiated related to certain revenue recognized in 2014 with respect to certain 2014 transactions.

For the year ending December 31, 2015, the Company is reaffirming its revenue guidance of $305 to $320 million. For the third quarter of 2015, the Company is expecting revenue to be in the range of $82 to $85 million, representing a year-over-year increase of approximately 11% at the mid-point of the range. Insulet is working expeditiously to complete its review and will announce its full second quarter financial results once complete.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD) is an innovative medical device company dedicated to making the lives of people with diabetes easier. Through its OmniPod Insulin Management System, Insulet seeks to expand the use of insulin pump therapy among people with insulin-dependent diabetes. The OmniPod is a revolutionary and easy-to-use tubeless insulin pump that features just two parts and a fully-automated cannula insertion. Insulet’s subsidiary, Neighborhood Diabetes, is a leading distributor of diabetes products and supplies, delivered through a high touch customer service model. To read inspiring stories of people with diabetes living their lives to the fullest with OmniPod, visit our customer blog, Suite D: http://suited.myomnipod.com. Founded in 2000, Insulet Corporation is based in Billerica, Massachusetts. For more information, please visit: http://www.myomnipod.com.

Forward-Looking Statement:

The 2015 financial results contained in this news release are subject to finalization in connection with the preparation of the Company's Quarterly Report on Form 10-Q for the three and six months ended June 30, 2015. This press release contains forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs or strategies regarding the future, including those related to its estimated revenue. These forward-looking statements are based on its current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: the financial results reported in this news release are preliminary and may be adjusted; the ongoing review referenced in this news release may not be completed by the date the Company's Quarterly Report on Form 10-Q is originally due; risks associated with the Company's dependence on its principal product, the OmniPod System; Insulet's ability to reduce production costs and increase customer orders and manufacturing volumes; adverse changes in general economic conditions; impact of healthcare reform laws; Insulet's ability to raise additional funds in the future on acceptable terms or at all; potential supply problems or price fluctuations with sole source or third-party suppliers on which Insulet is dependent; the potential establishment of a competitive bid program for conventional insulin pumps; failure by Insulet to retain supplier pricing discounts and achieve satisfactory gross margins; failure by Insulet to retain key supplier and payor partners; international business risks; Insulet's inability to secure and retain adequate coverage or reimbursement from third-party payors for the OmniPod System and potential adverse changes in reimbursement rates or policies relating to the OmniPod System; failure to retain key payor partners and their members; failure to retain and manage successfully Neighborhood Diabetes' Medicare and Medicaid business; potential adverse effects resulting from competition; technological change and product innovation adversely affecting the Company's business; potential termination of Insulet's license to incorporate a blood glucose meter into the OmniPod System or its inability to enter into new license agreements; challenges to the future development of our non-insulin drug delivery business; Insulet's ability to protect its intellectual property and other proprietary rights; conflicts with the intellectual property of third parties, including claims that Insulet's current or future products infringe or misappropriate the proprietary rights of others; adverse regulatory or legal actions relating to the OmniPod System; failure of Insulet's contract manufacturers or component suppliers to comply with FDA's quality system regulations, the potential violation of federal or state laws prohibiting "kickbacks" or protecting the confidentiality of patient health information, or any challenge to or investigation into Insulet's practices under these laws; product liability lawsuits that may be brought against Insulet; reduced retention rates of our customer base; unfavorable results of clinical studies relating to the OmniPod System or the products of Insulet's competitors; potential future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable to the OmniPod System; the concentration of substantially all of Insulet's operations at a single location in China and substantially all of Insulet's inventory at a single location in Massachusetts; Insulet's ability to attract and retain personnel; Insulet's ability to manage its growth; fluctuations in quarterly results of operations; risks associated with potential future acquisitions or investments in new businesses; Insulet's ability to generate sufficient cash to service all of its indebtedness; the expansion of Insulet's distribution network; Insulet's ability to successfully maintain effective internal control over financial reporting; the volatility of the trading price of Insulet's common stock; risks related to future sales of its common stock or the conversion of any of the Convertible Senior Notes; potential limitations on Insulet's ability to use its net operating loss carryforwards; anti-takeover provisions in its organizational documents; and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission onFebruary 26, 2015 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

Investor Relations and Media Contact:

Deborah R. Gordon
Vice President, Investor Relations and Corporate Communications
(978) 600-7717dgordon@insulet.com